Exhibit 99.2

CYXTERA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Financial Statements

As of March 31, 2021 and December 31, 2020 and for the

Three Months Ended March 31, 2021 and 2020

CYXTERA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share information)

	March 31,	December 31,
	2021	2020
Assets:
Current assets:
Cash	$113.6	$120.7
Accounts receivable, net of allowance of $1.2 and $1.4	12.6	33.5
Prepaid and other current assets	38.9	41.9
Due from affiliates	-	117.1
Total current assets	165.1	313.2

Property, plant and equipment, net	1,554.0	1,580.7
Goodwill	763.0	762.2
Intangible assets, net	569.7	586.3
Other assets	24.0	23.7
Total assets	$3,075.8	$3,266.1

Liabilities and shareholder's equity:
Current liabilities:
Accounts payable	$48.2	$48.9
Accrued expenses	91.0	88.4
Due to affiliates	-	22.7
Current portion of long-term debt, capital leases and other financing obligations	58.1	65.0
Deferred revenue	59.9	60.2
Other current liabilities	7.0	6.8
Total current liabilities	264.2	292.0

Long-term debt, net of current portion	1,310.4	1,311.5
Capital leases and other financing obligations, net of current portion	927.3	933.1
Deferred income taxes	64.9	77.8
Other liabilities	99.6	93.9
Total liabilities	2,666.4	2,708.3

Commitments and contingencies

Shareholder's equity:
Common shares, $0.01 par value; 1,000 shares authorized; 0.88 of a share and 0.96 of a share issued and outstanding as of March 31, 2021 and
December 31, 2020, respectively	-	-
Additional paid-in capital	1,408.6	1,504.6
Accumulated other comprehensive income	16.9	16.7
Accumulated deficit	(1,016.1)	(963.5)
Total shareholder's equity	409.4	557.8
Total liabilities and shareholder's equity	$3,075.8	$3,266.1

CYXTERA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(in millions)

	Three Months Ended March 31,
	2021	2020
Revenues	$172.9	$172.5
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	98.4	95.9
Selling, general and administrative expenses	27.6	31.1
Depreciation and amortization	60.6	57.0
Restructuring, impairment, site closures and related costs	8.1	-
Impairment of notes receivable and other amounts due from affiliate	-	6.7
Total operating costs and expenses	194.7	190.7

Loss from operations	(21.8)	(18.2)
Interest expense, net	(43.2)	(43.3)
Other expenses, net	(0.5)	(0.3)
Loss from operations before income taxes	(65.5)	(61.8)
Income tax benefit	12.9	14.4
Net loss	$(52.6)	$(47.4)

CYXTERA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in millions)

	Three Months Ended March 31,
	2021	2020
Net loss	$(52.6)	$(47.4)

Other comprehensive income (loss):
Foreign currency translation adjustment	0.2	(17.4)
Other comprehensive income (loss)	0.2	(17.4)

Comprehensive loss	$(52.4)	$(64.8)

CYXTERA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Changes in Shareholder’s Equity

(in millions, except share information)

				Accumulated
			Additional	other		Total
	Common shares		paid-in	comprehensive	Accumulated	shareholder's
	Share	Amount	capital	income (loss)	deficit	equity
Balance as of December 31, 2020	0.96	$0.01	$1,504.6	$16.7	$(963.5)	$557.8
Equity-based compensation	-	-	1.9	-	-	1.9
Capital redemption	(0.08)	-	(97.9)	-	-	(97.9)
Net loss	-	-	-	-	(52.6)	(52.6)
Other comprehensive income	-	-	-	0.2	-	0.2
Balance as of March 31, 2021	0.88	$0.01	$1,408.6	$16.9	$(1,016.1)	$409.4

Balance as of December 31, 2019	0.96	$0.01	$1,494.9	$8.0	$(840.7)	$662.2
Equity-based compensation	-	-	2.2	-	-	2.2
Net loss	-	-	-	-	(47.4)	(47.4)
Other comprehensive income	-	-	-	(17.4)	-	(17.4)
Balance as of March 31, 2020	0.96	$0.01	$1,497.1	$(9.4)	$(888.1)	$599.6

CYXTERA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended March 31,
	2021	2020
Net loss	$(52.6)	$(47.4)
Cash flows from operating activities:
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	60.6	57.0
Restructuring, impairment, site closures and related costs	2.0	-
Amortization of favorable/unfavorable leasehold interests, net	1.1	0.8
Amortization of debt issuance costs and fees, net	1.4	1.4
Impairment of notes receivable and other amounts due from affiliate	-	6.7
Equity-based compensation	1.9	2.2
Bad debt expense (recoveries), net	(0.2)	0.6
Deferred income taxes	(12.9)	(14.4)
Non-cash interest expense, net	2.4	4.6
Changes in operating assets and liabilities, excluding impact of acquisitions and dispositions:
Accounts receivable	21.0	(19.4)
Prepaid and other current assets	2.8	2.3
Due from affiliates	-	1.2
Other assets	(0.5)	2.3
Accounts payable	(3.1)	0.7
Accrued expenses	2.6	(2.6)
Due to affiliates	(22.7)	-
Other liabilities	4.3	3.2
Net cash provided by (used in) operating activities	8.1	(0.8)
Cash flows from investing activities:
Purchases of property, plant and equipment	(13.7)	(37.9)
Amounts received from (advanced to) affiliate	117.1	(5.3)
Net cash provided by (used in) investing activities	103.4	(43.2)
Cash flows from financing activities:
Proceeds from issuance of long-term debt and other financing obligations	-	91.0
Repayment of long-term debt	(2.3)	-
Repayment of capital leases and other financing obligations	(17.1)	(2.2)
Capital redemption	(97.9)	-
Net cash (used in) provided by financing activities	(117.3)	88.8
Effect of foreign currency exchange rates on cash	(1.3)	(3.6)
Net (decrease) increase in cash	(7.1)	41.2
Cash at beginning of period	120.7	13.0
Cash at end of period	$113.6	$54.2

Supplemental cash flow information:
Cash paid for income taxes, net of refunds	$0.3	$0.4
Cash paid for interest	$25.6	$24.7
Non-cash purchases of property, plant and equipment	$9.7	$29.7

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

The following supplemental consolidating information of Cyxtera DC Holdings, Inc. and its subsidiaries (“DC Holdings”), and all other subsidiaries of the Company, including its parent Cyxtera Technologies, Inc. (“Other”) as of March 31, 2021 and December 31, 2020, and the results of its operations, comprehensive income, changes in shareholder’s equity and other comprehensive income (loss), and cash flows for the three months ended March 31, 2021 and 2020. DC Holdings is a wholly owned subsidiary of the Company.

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

Schedule 1 – Unaudited Condensed Consolidating Balance Sheet Information (in millions)

	As of March 31, 2021
	DC Holdings	Other	Total
Assets:
Current assets:
Cash	$110.4	$3.2	$113.6
Accounts receivable, net of allowance	12.4	0.2	12.6
Prepaid and other current assets	34.3	4.6	38.9
Due from affiliates	66.0	(66.0)	-
Total current assets	223.1	(58.0)	165.1

Property, plant and equipment, net	1,546.2	7.8	1,554.0
Goodwill	763.0	-	763.0
Intangible assets, net	569.7	-	569.7
Other assets	18.5	5.5	24.0
Total assets	$3,120.5	$(44.7)	$3,075.8

Liabilities and shareholder's equity:
Current liabilities:
Accounts payable	$44.2	$4.0	$48.2
Accrued expenses	71.1	19.9	91.0
Current portion of long-term debt, capital leases and other financing obligations	57.0	1.1	58.1
Deferred revenue	59.6	0.3	59.9
Other current liabilities	6.6	0.4	7.0
Total current liabilities	238.5	25.7	264.2

Long-term debt, net of current portion	1,310.4	-	1,310.4
Capital leases and other financing obligations, net of current portion	927.3	-	927.3
Deferred income taxes	64.6	0.3	64.9
Other liabilities	94.9	4.7	99.6
Total liabilities	2,635.7	30.7	2,666.4

Shareholder's equity:
Common shares	-	-	-
Additional paid-in capital	1,053.2	355.4	1,408.6
Accumulated other comprehensive income (loss)	17.5	(0.6)	16.9
Accumulated deficit	(585.9)	(430.2)	(1,016.1)
Total shareholder's equity	484.8	(75.4)	409.4
Total liabilities and shareholder's equity	$3,120.5	$(44.7)	$3,075.8

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

Schedule 1 – Unaudited Condensed Consolidating Balance Sheet Information (in millions, continued)

	As of December 31, 2020
	DC Holdings	Other	Eliminations	Total
Assets:
Current assets:
Cash	$120.3	$0.4	$-	$120.7
Accounts receivable, net of allowance	29.3	4.2	-	33.5
Prepaid and other current assets	36.6	5.3	-	41.9
Total current assets	259.5	127.0	(73.3)	313.2

Property, plant and equipment, net	1,570.1	10.6	-	1,580.7
Goodwill	762.2	-	-	762.2
Intangible assets, net	586.3	-	-	586.3
Other assets	21.4	2.3	-	23.7
Total assets	$3,199.5	$139.9	$(73.3)	$3,266.1

Liabilities and shareholder's equity:
Current liabilities:
Accounts payable	$46.0	$2.9	$-	$48.9
Accrued expenses	73.0	15.4	-	88.4
Due to affiliates	-	96.0	(73.3)	22.7
Current portion of long-term debt, capital leases and other financing obligations	62.5	2.5	-	65.0
Deferred revenue	60.2	-	-	60.2
Other current liabilities	6.8	-	-	6.8
Total current liabilities	248.5	116.8	(73.3)	292.0

Long-term debt, net of current portion	1,311.5	-	-	1,311.5
Capital leases and other financing obligations, net of current portion	933.1	-	-	933.1
Deferred income taxes	77.1	0.7	-	77.8
Other liabilities	93.9	-	-	93.9
Total liabilities	2,664.1	117.5	(73.3)	2,708.3

Shareholder's equity:
Common shares	-	-	-	-
Additional paid-in capital	1,052.8	451.8	-	1,504.6
Accumulated other comprehensive income (loss)	17.3	(0.6)	-	16.7
Accumulated deficit	(534.7)	(428.8)	-	(963.5)
Total shareholder's equity	535.4	22.4	-	557.8
Total liabilities and shareholder's equity	$3,199.5	$139.9	$(73.3)	$3,266.1

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

Schedule 2 – Unaudited Condensed Consolidating Statements of Operations Information (in millions)

	Three Months Ended March 31, 2021
	DC Holdings	Other	Total
Revenues	$167.9	$5.0	$172.9
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	95.7	2.7	98.4
Selling, general and administrative expenses	25.9	1.7	27.6
Depreciation and amortization	58.8	1.8	60.6
Restructuring, impairment, site closures and related costs	8.1	-	8.1
Total operating costs and expenses	188.5	6.2	194.7

(Loss) Income from operations	(20.6)	(1.2)	(21.8)
Interest expense, net	(42.8)	(0.4)	(43.2)
Other expenses, net	(0.4)	(0.1)	(0.5)
(Loss) Income from operations before income taxes	(63.8)	(1.7)	(65.5)
Income tax benefit (expense)	12.6	0.3	12.9
Net (loss) income	$(51.2)	$(1.4)	$(52.6)

	Three Months Ended March 31, 2020
	DC Holdings	Other	Total
Revenues	$172.5	$-	$172.5
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	95.9	-	95.9
Selling, general and administrative expenses	30.6	0.5	31.1
Depreciation and amortization	57.0	-	57.0
Impairment (recovery) of notes receivable and other amounts due from affiliate	7.7	(1.0)	6.7
Total operating costs and expenses	191.2	(0.5)	190.7

(Loss) Income from operations	(18.7)	0.5	(18.2)
Interest expense, net	(43.3)	-	(43.3)
Other expenses, net	(0.2)	(0.1)	(0.3)
(Loss) Income from operations before income taxes	(62.2)	0.4	(61.8)
Income tax benefit (expense)	14.7	(0.3)	14.4
Net (loss) income	$(47.5)	$0.1	$(47.4)

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

Schedule 3 – Unaudited Condensed Consolidating Statements of Comprehensive Income Information (in millions)

	Three Months Ended March 31, 2021
	DC Holdings	Other	Total
Net loss	$(51.2)	$(1.4)	$(52.6)

Other comprehensive loss:
Foreign currency translation adjustment	0.2	-	0.2
Other comprehensive loss	0.2	-	0.2

Comprehensive loss	$(51.0)	$(1.4)	$(52.4)

	Three Months Ended March 31, 2020
	DC Holdings	Other	Total
Net (loss) income	$(47.5)	$0.1	$(47.4)

Other comprehensive loss:
Foreign currency translation adjustment	(17.3)	(0.1)	(17.4)
Other comprehensive loss	(17.3)	(0.1)	(17.4)

Comprehensive (loss) income	$(64.8)	$-	$(64.8)

CYXTERA TECHNOLOGIES, INC.

 SUPPLEMENTARY INFORMATION

 Schedule 4 – Unaudited Condensed Consolidating Statements of Shareholder’s Equity and Other Comprehensive
(Loss) Income Information (in millions)

				Accumulated
			Additional	other		Total
	Common shares		paid-in	comprehensive	Accumulated	shareholder's
	Share	Amount	capital	(loss) income	deficit	equity
DC Holdings
Balance as of December 31, 2020	1	$0.01	$1,052.8	$17.3	$(534.7)	$535.4
Equity-based compensation, net	-	-	0.4	-	-	0.4
Net loss	-	-	-	-	(51.2)	(51.2)
Other comprehensive loss	-	-	-	0.2	-	0.2
Balance as of March 31, 2021	1	$0.01	$1,053.2	$17.5	$(585.9)	$484.8

Balance as of December 31, 2019	1.00	$0.01	$1,051.0	$8.5	$(385.2)	$674.3
Equity-based compensation, net	-	-	0.4	-	-	0.4
Net loss	-	-	-	-	(47.5)	(47.5)
Other comprehensive income	-	-	-	(17.3)	-	(17.3)
Balance as of March 31, 2020	1	$0.01	$1,051.4	$(8.8)	$(432.7)	$609.9

Other
Balance as of December 31, 2020	1	$0.01	$451.8	$(0.6)	$(428.8)	$22.4
Equity-based compensation, net	-	-	1.5	-	-	1.5
Capital redemption	(0.95)	-	(97.9)	-	-	(97.9)
Net loss	-	-	-	-	(1.4)	(1.4)
Other comprehensive loss	-	-	-	-	-	-
Balance as of March 31, 2021	0.05	$0.01	$355.4	$(0.6)	$(430.2)	$(75.4)

Balance as of December 31, 2019	1.00	$0.01	$1,051.0	$8.5	$(385.2)	$674.3
Equity-based compensation, net	-	-	1.8	-	-	1.8
Net loss	-	-	-	-	0.1	0.1
Other comprehensive income	-	-	-	(0.1)	-	(0.1)
Balance as of March 31, 2020	1	$0.01	$1,052.8	$8.4	$(385.1)	$676.1

Total
Balance as of December 31, 2020	0.96	$0.01	$1,504.6	$16.7	$(963.5)	$557.8
Equity-based compensation, net	-	-	1.9	-	-	1.9
Capital redemption	(0.08)	-	(97.9)	-	-	(97.9)
Net loss	-	-	-	-	(52.6)	(52.6)
Other comprehensive loss	-	-	-	0.2	-	0.2
Balance as of March 31, 2021	0.88	$0.01	$1,408.6	$16.9	$(1,016.1)	$409.4

Balance as of December 31, 2019	0.96	$0.01	$1,494.9	$8.0	$(840.7)	$662.2
Equity-based compensation, net	-	-	2.2	-	-	2.2
Net loss	-	-	-	-	(47.4)	(47.4)
Other comprehensive income	-	-	-	(17.4)	-	(17.4)
Balance as of March 31, 2020	0.96	$0.01	$1,497.1	$(9.4)	$(888.1)	$599.6

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

Schedule 5 – Unaudited Condensed Consolidating Statements of Cash Flows Information (in millions)

	Three Months Ended March 31, 2021
	DC Holdings	Other	Total
Net loss	$(51.2)	$(1.4)	$(52.6)
Cash flows from operating activities:
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	58.8	1.8	60.6
Restructuring, impairment, site closures and related costs	2.0	-	2.0
Amortization of favorable/unfavorable leasehold interests, net	1.1	-	1.1
Amortization of debt issuance costs and fees, net	1.4	-	1.4
Equity-based compensation, net	1.9	-	1.9
Bad debt expense (recoveries), net	(0.2)	-	(0.2)
Deferred income taxes	(12.6)	(0.3)	(12.9)
Non-cash interest expense	2.4	-	2.4
Changes in operating assets and liabilities:
Accounts receivable	17.0	4.0	21.0
Prepaid and other assets	2.2	0.6	2.8
Due from affiliates	6.4	(6.4)	-
Other assets	2.6	(3.1)	(0.5)
Accounts payable	(4.5)	1.4	(3.1)
Accrued expenses	(1.9)	4.5	2.6
Due to affiliates	(1.5)	(21.2)	(22.7)
Other liabilities	(0.9)	5.2	4.3
Net cash provided by (used in) continuing operating activities	23.0	(14.9)	8.1
Cash flows from investing activities:
Purchases of property, plant and equipment	(13.2)	(0.5)	(13.7)
Amounts received from affiliate	-	117.1	117.1
Net cash (used in) provided by investing activities	(13.2)	116.6	103.4
Cash flows from financing activities:
(Repayment of) proceeds from Promissory Notes	-	-	-
Repayment of long-term debt	(2.3)	-	(2.3)
Repayment of capital leases and other financing obligations	(15.8)	(1.3)	(17.1)
Capital redemption	-	(97.9)	(97.9)
Net cash (used in) provided by financing activities	(18.1)	(99.2)	(117.3)
Effect of foreign currency exchange rates on cash	(1.6)	0.3	(1.3)
Net decrease in cash and restricted cash	(9.9)	2.8	(7.1)
Cash at beginning of period	120.3	0.4	120.7
Cash at end of period	$110.4	$3.2	$113.6

CYXTERA TECHNOLOGIES, INC.

SUPPLEMENTARY INFORMATION

Schedule 5 – Unaudited Condensed Consolidating Statements of Cash Flows Information (in millions, continued)

	Three Months Ended March 31, 2020
	DC Holdings	Other	Eliminations	Total
Net loss	$(47.5)	$0.1	$-	$(47.4)
Cash flows from operating activities:
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	57.0	-	-	57.0
Amortization of favorable/unfavorable leasehold interests, net	0.8	-	-	0.8
Amortization of debt issuance costs and fees, net	1.4	-	-	1.4
Impairment of (recovery of) note receivable from affiliate	7.7	(1.0)	-	6.7
Equity-based compensation, net	0.4	1.8	-	2.2
Bad debt expense (recoveries), net	0.6	-	-	0.6
Deferred income taxes	(14.4)	-	-	(14.4)
Non-cash interest expense	4.6	-	-	4.6
Changes in operating assets and liabilities:
Accounts receivable	(19.4)	-	-	(19.4)
Prepaid and other assets	1.2	1.1	-	2.3
Due from affiliates	-	1.2	-	1.2
Other assets	2.2	0.1	-	2.3
Accounts payable	1.8	(1.1)	-	0.7
Accrued expenses	(1.2)	(1.4)	-	(2.6)
Due to affiliates	-	-	-	-
Other liabilities	3.6	(0.4)	-	3.2
Net cash (used in) provided by operating activities	(1.2)	0.4	-	(0.8)
Cash flows from investing activities:
Purchases of property, plant and equipment	(37.9)	-	-	(37.9)
(Advances to) amounts received from affiliate	(5.3)	(5.3)	5.3	(5.3)
Net cash (used in) provided by investing activities	(43.2)	(5.3)	5.3	(43.2)
Cash flows from financing activities:
Proceeds from issuance of long-term debt and other financing obligations	91.0	-	-	91.0
Proceeds from (repayment of) Promissory Notes	-	5.3	(5.3)	-
Repayment of capital leases and other financing obligations	(2.2)	-	-	(2.2)
Net cash provided by (used in) financing activities	88.8	5.3	(5.3)	88.8
Effect of foreign currency exchange rates on cash	(3.2)	(0.4)	-	(3.6)
Net decrease in cash	41.2	-	-	41.2
Cash at beginning of period	12.8	0.2	-	13.0
Cash at end of period	$54.0	$0.2	$-	$54.2